UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 31, 2007

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50428	98-0377027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16415 Addison Road, Suite 850, Addison, TX	75001-5332
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (214) 239-4333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement

This Current Report contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different than any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. There are a number of factors that could cause our actual results to differ materially from our expectations, including, but not limited to, those risk factors disclosed in our annual report on Form 10-K for the year ended August 31, 2006, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

Item 8.01	Other Events.

As described in our prior reports filed with the Securities and Exchange Commission, our ability to continue the development of our Fayetteville Shale project, or to otherwise sustain our operations, was dependent upon our ability to obtain additional financing. We have been unable to secure a suitable source of financing or other arrangement pursuant to which we can continue to operate as a going concern. As a consequence, we are pursuing an out-of-court workout with our creditors in an effort to compromise and discharge their claims. There is no assurance that we will be able conclude such a work out. If we are unable to do so, we will need to seek relief under Chapter 11 of the United States Bankruptcy Code.

Most of our remaining assets of value are our interests in our Fayetteville Shale project. We have been unable to secure an industry partner to invest in that project or to locate a buyer for some or all of our interest in the project. Our efforts continue but have been adversely effected by a number of factors, including the absence of demonstrated production on or within the vicinity of our leased acreage, recent fluctuations in the market price of natural gas, the uncertainty on the overall success of the project caused by the recent bankruptcy filing of Cygnus Oil & Gas Corporation ("Cygnus"), our 45% partner in the project, and the depressive effect on the value of the project caused by the Cygnus attempts to sell its interest in the project in its bankruptcy proceeding.

Our financial statements do not include any adjustments that might result if we were to cease operating as a going concern. While we believe that our Fayetteville Shale project has the long term potential for substantial value, if we were forced to dispose of our interests in that project in its current stage of development and in a liquidation environment, we believe that the proceeds we would receive from the sale of those interests would be substantially less than the outstanding principal amount of our Secured Convertible Debentures.

At the request of a holder of our Secured Convertible Debentures, we have abandoned our effort to effect a reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC.

Date: August 31, 2007	By:	/s/ Stephen M. Cohen
Stephen M. Cohen, Interim CEO

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